Exhibit 10.2

PHARMERICA CORPORATION

Stock Option Agreement

This Stock Option Agreement (the “Agreement”), effective as of August     , 2007 (the “Grant Date”), is entered into by and between PharMerica Corporation, a Delaware corporation (the “Company”), and Gregory Weishar (the “Optionee”), an individual providing services as Chief Executive Officer of the Company.

WHEREAS, on January 14, 2007, the Company and the Optionee entered into a letter agreement outlining the terms of the Optionee’s employment with the Company (the “Letter Agreement”);

WHEREAS, the Letter Agreement provides, in part, that following the closing of the transaction contemplated by the Master Transaction Agreement, dated October 25, 2006, and signed by and between AmericsourceBergen Corporation and Kindred Healthcare, Inc. (together with the other parties named in such Master Transaction Agreement) (the “Closing”), the Company will grant to the Optionee a nonqualified stock option (the “Option”) to purchase shares of the Company’s common stock (“Stock”) representing 1.0% of the Fair Market Value of the shares of the Company’s Stock outstanding immediately after the Closing at an exercise price equal to the closing price per share of Stock on the Grant Date;

WHEREAS, in connection therewith, this Option award is made pursuant to the PharMerica Corporation 2007 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, all capitalized terms not defined herein shall first have the meaning as set forth in the Letter Agreement, and if not so defined therein, then in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

1. Grant of Option. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Optionee the right (the “Option”) to purchase from the Company [                    ] shares of the Company’s Stock. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Optionee’s right, if any, to continue to serve the Company as Chief Executive Officer will not be enlarged or otherwise affected by the receipt of this Option, and the receipt of this Option will not in any way restrict the right of the Company to remove the Optionee at any time from such position.

2. Price. The purchase price for the shares of Stock subject to the Option granted pursuant to this Agreement is $         per share (the “Exercise Price”), which is equal to the Fair Market Value of a share of the Company’s Stock on the Grant Date.

3. Vesting and Exercise of Option. Except as otherwise provided herein, the Option granted pursuant to this Agreement shall vest and be exercisable as follows:

(a) Vesting of Option. Subject to Section 2(b) below, if the Optionee remains continuously employed with the Company, the Optionee shall become vested in the Option in accordance with the schedule below.

Vesting Date	Total Number of Options Vested	Total Percentage of Option Vested
January 1, 2008	[ ]	25%

December 31, 2008	[ ]	50%

December 31, 2009	[ ]	75%

December 31, 2010	[ ]	100%

Once vested, the Optionee may exercise the Option, in whole or in part, at any time and from time to time, prior to the earlier of the date that the Option terminates as set forth in Section 3(d) below or the date that the Option ceases to be exercisable as set forth in Section 2(b) below.

(b) Acceleration of Vesting of Option and Exercise Periods.

(i) If the Optionee’s employment is terminated by the Company without Cause or the Optionee resigns from employment with Good Reason prior to the end of the Term of the Letter Agreement, the Option shall become vested (to the extent the Option is not vested at the Termination Date) to the extent that it would have become vested on or before the third anniversary of the Optionee’s Termination Date had the Optionee’s employment continued through such third anniversary. In such case, the vested portion of the Option shall be and remain fully exercisable only until the earliest of a Change in Control upon which all other compensatory stock options cease to be exercisable, the second anniversary of the Optionee’s Termination Date and August     , 2017.

(ii) In the event of the Optionee’s termination of employment by reason of an expiration of the Term due to the Company’s delivery of written notice of non-renewal, the Option shall become vested (to the extent the Option is not vested at the Termination Date) to the extent that it would have become vested on or before the second anniversary of such Termination Date had the Optionee remained employed by the Company through such second anniversary. In such case, the vested portion of the Option shall be and remain fully exercisable only until the earliest of a Change in Control upon which all other compensatory stock options cease to be exercisable, the second anniversary of the Optionee’s Termination Date and August     , 2017.

(iii) In the event of the Optionee’s termination of employment by reason of an expiration of the Term due to the Optionee’s delivery of written notice of non-renewal, or a termination of the Optionee’s employment due to the Optionee’s death or disability, the Option shall become vested (to the extent the Option is not vested at the Termination Date) to the extent that it would have become vested on or before the first anniversary of such Termination Date had the Optionee remained employed by the Company through such first anniversary. In such case, the vested portion of the Option shall be and remain fully exercisable only until the earliest of a Change in Control upon which all other compensatory stock options cease to be exercisable, the first anniversary of the Optionee’s Termination Date and August     , 2017.

(iv) If there is a Change in Control, the Option shall become fully vested and exercisable on or before the date of such Change in Control. In accordance with the Letter Agreement, the Company shall give the Optionee at least 30 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of any Change in Control pursuant to which holders of securities of any class then subject to the Option receive cash, securities, or other property in respect of such securities in connection with the Change in Control transaction. Upon receipt of such notice and for the period through the consummation of the Change in Control (or such shorter period as the Board, or the Committee, shall reasonably determine and notify to the Optionee), the Optionee shall be permitted to exercise the Option with respect to all securities then remaining subject to it in a fashion, and at a time, that allows the Optionee to participate in the Change in Control transaction. Upon the close of such exercise period, if, in connection with the Change in Control transaction, all other compensatory stock options granted by the Company cease to be exercisable, the Option will expire. Notwithstanding the foregoing, if the Change in Control is not consummated and the Optionee has exercised the Option pursuant to this Section 3(b)(iv), the Option shall be deemed not to have been exercised, and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.

(c) Exercise by the Optionee. Only the Optionee receiving the Option (or, in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative and in the case of the Optionee’s death, the representative of the Optionee’s estate) may exercise the Option.

(d) Termination of Option. Except as otherwise provided in Section 3(b) above, the Option shall terminate upon the earliest of: (i) August      2017 (the tenth anniversary of the Grant Date); (ii) the date that is ninety (90) days after the Termination Date of the Optionee’s employment with the Company for any reason other than for Cause or for any of the reasons specified in Section 3(b)(i)-3(b)(iii) above; or (iii) the date of the Optionee’s termination of employment for Cause.

4. Method of Exercise of Option. The Optionee may exercise the Option, in whole or in part and to the extent it is then exercisable, by making payment of the aggregate Option Exercise Price for the portion of the Option being exercised, and of any associated withholding tax obligations, in any of the following manners: (a) in cash (including by wire transfer or by a personal check backed by sufficient funds); (b) by surrendering or attesting to ownership of vested and nonforfeitable securities of the class then subject to the Option with an aggregate Fair Market Value on the date of exercise equal to total amount owed by the Optionee; (c) by electing to receive securities of the class then subject to the option having a Fair Market Value, as of the date of exercise, equal to the excess, if any, of (i) the Fair Market Value on the date of exercise of the shares of Stock subject to the exercise over (ii) the sum of the aggregate Option Exercise Price, and the applicable tax withholding amounts, for such exercise; (d) in any other manner previously approved by the Board or the Committee; or (e) through any combination of the foregoing. Shares of Stock purchased by the Optionee, by exercising the Option, shall be delivered to the Optionee as promptly as reasonably practicable after the exercise. However, if applicable, no such election to use shares of Stock for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements under Rule 16b-3(e) under the Securities Exchange Act of 1934, or any successor rule, to the extent applicable.

5. Limitations on Transfer. No Option is assignable or transferable by the Optionee other than by will or under the laws of descent and distribution.

6. Rights as Stockholder. Neither the Optionee nor any executor or administrator of the Optionee’s estate shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock transferable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred, and delivered, and the name of the Optionee (or of such personal representative or administrator of the Optionee’s estate) has been entered as the stockholder of record on the books of the Company.

7. Effect of Changes in Capitalization or Change in Control.

(a) Changes in Capitalization. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock or other securities then subject to the Option, the Board, or the Committee, shall make appropriate adjustments to prevent diminution or enlargement of the Optionee’s rights under the Option with respect to the number and type of securities covered by the Option, and the Exercise Price in respect thereof, all on no less favorable a basis than that which applies to other then-outstanding compensatory options generally.

(b) Change in Control. In connection with a Change in Control immediately after the consummation of which the Company has merged with, or is a direct or indirect subsidiary of, an entity whose common stock (or equivalent) is publicly traded, the Company shall undertake its commercially reasonable best efforts to arrange for a roll over of the Option (to the extent not previously exercised) into an option on publicly-traded common stock (or equivalent) of the successor entity (or its publicly-traded parent), such that immediately after the transaction, the ratio of the aggregate option Exercise Price to the aggregate Fair Market Value of the securities then subject to the option is the same as it was immediately before the transaction, and the excess of the Fair Market Value of the securities then subject to the option over the aggregate option grant price is the same as it was immediately before the transaction, and with the roll-over option agreement otherwise containing terms and conditions that are no less favorable to the Optionee than those that applied immediately prior to the transaction.

(c) Adjustments. Adjustments specified in this Section relating to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

8. General Restrictions. The Company shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Option, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the shares of Stock covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9. Withholding of Taxes. If the Company is obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of Stock acquired by exercise of the Option, then the Optionee agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Company any additional amounts as may be necessary to satisfy such withholding tax obligation.

10. Interpretation of this Agreement. All decisions and interpretations made by the Board with regard to any question arising under this Agreement shall be final, binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

11. Governing Law. This Agreement is executed and delivered pursuant to and shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

12. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Option provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

13. Notice. Any notice under this Agreement shall be in writing and shall be deemed effective if delivered in person, by courier service, or five days after deposit in the U.S. Mail, postage prepaid, for delivery as registered or certified mail, using the addresses provided by the Letter Agreement.

14. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15. Amendment. No provision of this Agreement may be amended, nor may application of any of its provisions be waived, without the prior written consent of the Optionee and the Company.

16. Execution. This Agreement may be executed in any number of counterparts which together will constitute one agreement. Signatures delivered via facsimile (including, without limitation, by e-mail) shall be effective for all purposes.

17. Assignment. This agreement will be binding on and inure to the benefit of the parties’ respective successors and permitted assigns, heirs and legal representatives. The rights and obligations described in this Agreement may not be assigned by either party without the prior consent of the other party.

18. Section 409A. The parties agree to use good faith efforts to ensure that the Option and this Agreement will be administered in a manner so as to comply with Section 409A of the Code and to use good faith efforts to amend this Agreement when necessary to avoid the additional tax under Section 409A of the Code.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year first above written.

PHARMERICA CORPORATION

BY:

DATE:

OPTIONEE

DATE:

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